EXHIBIT 10.19

AMENDED AND RESTATED PLEDGE AND INTERCREDITOR AGREEMENT

THIS AMENDED AND RESTATED PLEDGE AND INTERCREDITOR AGREEMENT (as further amended, supplemented, or otherwise modified from time to time, this “Agreement”), dated as of February 20, 2009, is entered into among Dexia Crédit Local (“DCL”), Dexia Bank Belgium S.A. (“DBB”), Financial Security Assurance Inc. (“FSA”), FSA Asset Management LLC (“FSAM”), FSA Capital Markets Services LLC (“FSA Capital Markets”) and FSA Capital Management Services LLC (“FSA Capital Management”).

W I T N E S S E T H:

WHEREAS, pursuant to the Amended and Restated Insurance and Indemnity Agreement dated as of October 21, 2008 between FSA and FSAM (the “FSAM Insurance Agreement”), a copy of which is attached hereto as Annex A, FSAM has granted FSA a security interest in the collateral identified therein (as defined in the FSAM Insurance Agreement the “Collateral”) to secure the obligations of FSAM under the FSAM Insurance Agreement, including the reimbursement of amounts paid by FSA under the Derivative Policies (as defined in the FSAM Insurance Agreement);

WHEREAS, pursuant to a Pledge and Intercreditor Agreement dated November 13, 2008, FSAM granted a security interest over the Collateral to DBB and DCL (together, the “Lenders”) in connection with their agreement to provide financing under the terms of a Revolving Credit Agreement dated June 30, 2008, as amended (the “First Credit Agreement”), which security interest is junior in priority to the security interest granted to FSA;

WHEREAS, in connection with the execution of the Release and Termination Agreement dated February 20, 2009, FSA Capital Markets and FSA Capital Management (the “GIC Issuers”) wish to obtain and FSAM wishes to grant a security interest over the Collateral that is pari passu with the security interest granted to FSA and senior to the security interest granted to the Lenders in connection with the First Credit Agreement and FSA, DBB and DCL wish to consent to the foregoing grant of security;

WHEREAS, pursuant to a Second Revolving Credit Agreement dated February 20, 2009 between FSAM and DCL (the “Second Credit Agreement”, and each of the First Credit Agreement and the Second Credit Agreement, a “Credit Agreement”), DCL has agreed to provide additional financing to FSAM which is to be secured by a lien that is junior to the lien provided to the Lenders in connection with the First Credit Agreement and FSAM, FSA, the GIC Issuers, DBB and DCL wish to consent to the foregoing grant of security;

WHEREAS, the parties wish to set forth the priorities of their respective liens in the Collateral and the circumstances that will determine such relative priorities in an amended and restated pledge and intercreditor agreement; and

WHEREAS, DCL and DBB have agreed that DCL will act as Security Agent under this Agreement on behalf of itself and DBB with respect to the First Credit Agreement and on behalf of itself with respect to the Second Credit Agreement;

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, DBB, DCL, FSA, the GIC Issuers and FSAM each agree as follows:

ARTICLE I
DEFINITIONS

SECTION 1.1.                Certain Terms.  Capitalized terms used but not defined herein have the meanings set forth in each Credit Agreement or, if not defined therein, in the FSAM Insurance Agreement.  The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

“Account Bank Lien” means any Lien for the benefit of the Account Bank, as securities intermediary (as defined in the UCC), as required or permitted under the UCC or under the Securities Account Control Agreement.

“Collateral Posting Lien” means, in the event that the Master Agreements are recharacterized as secured financings, the Lien for the benefit of FSA Capital Management and/or FSA Capital Markets pursuant to a pledge or advance of Collateral by FSAM for the purpose of enabling FSA Capital Management and FSA Capital Markets to satisfy their respective Collateral Posting Requirements.

“Collateral Posting Requirements” means any requirement for FSA Capital Management or FSA Capital Markets to post specified collateral either (i) pursuant to the terms of the relevant GIC irrespective of the rating of the financial strength of FSA or (ii) during such time as the financial strength of FSA is not rated at least the required rating specified under the relevant GIC.  For the avoidance of doubt, a “requirement” to post collateral includes a provision in a GIC that upon a relevant downgrade of FSA, the GIC Issuers have the option to post collateral (or effect one or more other cures), failing which the GIC would become subject to termination (either automatically or at the election of the relevant GIC holder).

“Excluded Collateral” means any (i) Collateral specifically granted or sold by FSAM, in each case subject to the consent of FSA and the GIC Issuers (and the GIC Issuers shall be deemed to have consented to the same extent as FSA under Section 6.06 of the FSAM Insurance Agreement), to secure its payment obligations under (A) any Master Agreement, Related Derivative Agreement or other similar financing arrangements or posted by FSAM as collateral to satisfy margin requirements with one or more brokers or dealers, (B) any repurchase agreement between FSAM and DCL, DBB, FSA or FSA Insurance Company, (C) any securities lending agreement between FSAM and DCL, DBB, FSA or FSA Insurance Company, or (D) any repurchase agreement between FSAM and any third party, where (I) the right to act as purchaser under such repurchase agreement has first been offered to DCL or DBB in the same amount and on substantially the same terms as those subsequently agreed by FSAM with the relevant purchaser, pursuant to the Offer Procedures, and (II) DCL or DBB, as applicable, has not accepted such offer to enter into such repurchase agreement with FSAM on such terms in accordance with the Offer Procedures and (ii) any other Collateral consented to by FSA, the GIC Issuers and the Lenders (such consents not to be unreasonably withheld).  For the avoidance of doubt, Excluded Collateral does not include, and the security interest of (i) the Lenders, with respect to the First Credit Agreement (ii) DCL, with respect to the Second Credit Agreement, and (iii) the GIC Issuers, with respect to the Master Notes and the Master Agreements, shall extend to, all rights of FSAM to repurchase or to receive the return of Collateral (or equivalent securities or payments) under the Master Agreements or any Related Derivative Agreement or other similar financing arrangements pursuant to which Collateral may become Excluded Collateral.

“FSA Capital Management Insurance Agreement” means the Insurance and Indemnity Agreement dated as of October 29, 2001 between FSA and FSA Capital Management.

“FSA Capital Markets Insurance Agreement” means the Insurance and Indemnity Agreement dated as of October 29, 2001 between FSA and FSA Capital Markets.

“FSA Liens” means the security interest(s) in favor of FSA in relation to any or all of the Collateral under the FSAM Insurance Agreement.

“GIC Issuer Obligations” means all payment obligations of FSAM under the Master Notes and the Master Agreements.

“Grant” means, as to any asset or property, to mortgage, pledge, assign and grant a security interest in such asset or property. A Grant of the Collateral or any assigned document, instrument or agreement shall include all rights, powers and options (but none of the obligations, except to the extent required by law), of the Granting party thereunder or with respect thereto, including the immediate and continuing right to claim, collect, receive and give receipt for all moneys payable thereunder and all income, proceeds, products, rents and profits thereof, to give and receive notices and other communications, to make waivers or other agreements, to exercise all rights and options, to bring proceedings in the name of the Granting party or otherwise, and generally to do and receive anything which the Granting party is or may be entitled to do or receive thereunder or with respect thereto.

“Intended Uses” means FSAM’s application of funds to (i) make payments in respect of the Master Notes or Master Agreements, (ii) make payments in respect of Related Derivatives and any other hedging transactions (such as futures transactions) entered into by FSAM to hedge exposures relating to the Assets, the Master Notes and the Master Agreements, (iii) make advances to FSA Capital Management and FSA Capital Markets for the purpose of enabling FSA Capital Management and FSA Capital Markets to satisfy their respective Collateral Posting Requirements under the guaranteed investment contracts (“GICs”) issued by FSA Capital Management and FSA Capital Markets, (iv) make reimbursement payments to FSA in respect of any payments by FSA under the Derivative Policies, (v) make payments in respect of financing obtained under the Master Agreements for the purpose of meeting Collateral Posting Requirements or otherwise for the payments described in (i) through (iv), (vi) make payment of other sums payable by the “Issuer” under the foregoing documents and any of the other “Issuer Documents” as defined in the FSAM Insurance Agreement, in connection with the transactions contemplated thereby, (vii) make payments under agreements or transactions ancillary or incidental to the items described in (i) through (vi), (viii) make payments of fees, charges, costs and expenses in respect of banking, custodial and other services to FSAM incurred in connection with the transactions contemplated by the agreements in (i) through (vii) and (ix) make transfers of securities under FSAM’s other repurchase agreements or securities lending agreements.

“Lender Agreements” means each Credit Agreement, the Note(s) issued thereunder and this Agreement.

“Lender Obligations” means all payment obligations of FSAM under the Lender Agreements.

“Lenders’ Liens” has the meaning provided in Section 2.1(c).

“Lenders” means DCL and DBB.

“Lien” means, with respect to any property, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property.

 “Master Agreements” means the Master Repurchase Agreement I dated as of October 29, 2001 between FSAM and FSA Capital Management and the Master Repurchase Agreement II dated as of October 29, 2001 between FSAM and FSA Capital Markets.

“Master Notes” means the Master Note, Series A dated October 29, 2001 issued by FSAM to FSA Capital Management and the Master Note, Series B dated October 29, 2001 issued by FSAM to FSA Capital Markets.

“Offer Procedures” means the following procedures for giving DBB or DCL a right to match the terms of any additional repurchase agreement financing obtained by FSAM:  (1) if FSAM intends to solicit one or more quotations for repurchase agreement financing, FSAM shall give notice (which may be oral notice) of such intention to DBB or DCL, with FSAM giving as much advance notice of its solicitation of quotations as is reasonably practicable and in any event contacting DBB or DCL substantially at the same time as FSAM contacts other potential providers of financing, with such notice to (x) be given at such notice details as DBB and DCL, as applicable, shall specify from time to time to FSAM for this purpose and (y) describe the expected purchased securities, purchase date, repurchase date, purchase price, and approximate time at which FSAM intends to obtain quotations; (2) at the time at which one or more quotations are obtained, FSAM shall contact DBB or DCL by telephone, at the contact number(s) of such individuals at DBB or DCL, as applicable, as DBB or DCL shall specify from time to time to FSAM for such purpose (it being understood that FSAM shall not be responsible if the relevant persons are unavailable at such number(s)), of the terms (including the final purchased securities, purchase date, repurchase date, purchase price, pricing rate, and margin percentage) of the proposed repurchase agreement for which FSAM has obtained one or more quotations from a third party; and (3) DBB or DCL, as applicable, shall have 15 minutes from receipt of such notice of such terms in which to accept an offer (which may be by telephone) to act as purchaser under such a repurchase agreement with FSAM.  The Offer Procedures will be satisfied in relation to DBB only if all relevant notices given to DBB are given during business hours in Brussels.  In the case of notices given to DCL, the Offer Procedures may be satisfied by notices given to personnel of DCL’s New York Branch during business hours in New York; provided that if DCL ceases to conduct U.S. dollar repurchase agreement financing activity in New York, FSAM and DCL shall cooperate in good faith to specify an alternative set of procedures for giving DCL a commercially reasonable notice and opportunity to exercise its option to provide repurchase agreement financing arranged by FSAM from time to time.  For the avoidance of doubt, the Offer Procedures are required to be satisfied with respect to any proposed repurchase agreement only in relation to either DBB or DCL, not both DBB and DCL.

“Permitted Lien” means (i) any Collateral Posting Lien and (ii) any Account Bank Lien.

“Person” Any individual, corporation, partnership, joint venture, association, company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Security Agent” means the DCL acting as agent for itself and, as applicable, DBB for purposes of the Lender Agreements.

“Senior Secured Obligations” means all payment obligations of FSAM under the FSAM Insurance Agreement, the Master Notes and the Master Agreements.

“Subordinated Liens” means the Lenders’ Liens.

“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York and, with respect to security interests perfected through the possession of the Security Agent, the Uniform Commercial Code as in effect from time to time in the State of New York.  Unless otherwise stated, all references herein to statutory sections or articles are to sections and articles of the UCC.

ARTICLE II
SECURITY INTEREST PROVISIONS

SECTION 2.1.                GIC Issuers’ and Lenders’ Liens

(a)           In order to secure, as provided herein, the performance and observance of each term, covenant, agreement and condition of FSAM contained in the Master Notes and the Master Agreements (whether in respect of existing or future obligations thereunder), FSAM hereby Grants a security interest in and collaterally assigns, transfers, sets over, pledges and conveys to each GIC Issuer, all the right, title, interest and estate of FSAM, whether now or hereafter acquired, in, to and under the Collateral (as defined in the FSAM Insurance Agreement) that secures the FSA Liens and such security interest shall be pari passu with the FSA Liens (the “GIC Issuers’ Lien”).

(b)           In order to secure, as provided herein, the performance and observance of each term, covenant, agreement and condition of FSAM contained in the First Credit Agreement or the Notes issued thereunder (whether in respect of existing or future advances under the First Credit Agreement), FSAM hereby Grants a security interest in and collaterally assigns, transfers, sets over, pledges and conveys to the Security Agent, on behalf of and for the benefit of each Lender, all the right, title, interest and estate of FSAM, whether now or hereafter acquired, in, to and under the Collateral as defined in the FSAM Insurance Agreement; provided, however, that the Collateral shall not include any Excluded Collateral; and provided, further, that such security interest shall be subordinated to the security interest granted pursuant to Section 2.1(a) (the “First Credit Agreement Lien”).

(c)           In order to secure, as provided herein, the performance and observance of each term, covenant, agreement and condition of FSAM contained in the Second Credit Agreement or the Notes issued thereunder (whether in respect of existing or future advances under the Second Credit Agreement), FSAM hereby Grants a security interest in and collaterally assigns, transfers, sets over, pledges and conveys to the Security Agent, on behalf of and for the benefit of DCL, all the right, title, interest and estate of FSAM, whether now or hereafter acquired, in, to and under the Collateral as defined in the FSAM Insurance Agreement; provided, however, that the Collateral shall not include any Excluded Collateral; and provided, further, that such security interest shall be subordinated to the security interests granted pursuant to Section 2.1(a)

and Section 2.1(b) (the “Second Credit Agreement Lien”, and, together with the First Credit Agreement Lien, the “Lenders’ Liens”).

SECTION 2.2.                Notices.

In the event that DCL, in the case of either Credit Agreement, or DBB, in the case of the First Credit Agreement, shall give notice of an Event of Default under such Credit Agreement or notify FSAM of the termination of the commitment of the Lenders and acceleration of the amounts owed under the relevant Credit Agreement pursuant to Section 5.01(b) of such Credit Agreement, the Security Agent shall promptly give a copy of such notice to FSA.  In the event that a GIC Issuer shall give notice of an Event of Default under the Master Notes or Master Agreements, such GIC Issuer shall promptly give a copy of such notice to FSA.

SECTION 2.3                 Timing and Manner of Enforcement.

Notwithstanding the Lenders’ Liens, neither FSA nor the GIC Issuers shall have any duty to the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement or (ii) on behalf of DCL with respect to the Second Credit Agreement, as holders of Subordinated Liens as to the timing or manner of FSA’s exercise of its remedies under the FSAM Insurance Agreement or the GIC Issuers’ exercise of their remedies under the Master Notes, the Master Agreements or this Agreement, which shall in each case be in the discretion of FSA or the GIC Issuers, as applicable, and pursuant to the terms of the FSAM Insurance Agreement, the Master Notes, the Master Agreements and this Agreement, as the case may be, and the failure by FSA or the GIC Issuers to take any action shall not be deemed a waiver by FSA or the GIC Issuers of any rights thereunder or hereunder.

Furthermore, neither FSA nor the GIC Issuers shall be liable to the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement or (ii) on behalf of DCL with respect to the Second Credit Agreement, as holders of Subordinated Liens with respect to any action taken or omitted to be taken by FSA or the GIC Issuers with respect to the Collateral or any property distributable on or by reason thereof, other than a failure to deliver any remaining Collateral after all of the obligations of FSAM under the FSAM Insurance Agreement, the Master Notes and the Master Agreements, have been satisfied in full and the Liens of FSA and the GIC Issuers have been discharged (the “Senior Lien Release Date”).

The Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, shall have no right to take action to enforce the Subordinated Liens or exercise any creditor’s remedies in respect thereof, notwithstanding occurrence of an Event of Default under either Credit Agreement, unless the Senior Lien Release Date has occurred or FSA and the GIC Issuers have each given their written consent with respect thereto.

The parties acknowledge that the GIC Issuers have, pursuant to the FSA Capital Management Insurance Agreement and the FSA Capital Markets Insurance Agreement, collaterally assigned their rights hereunder to FSA to secure their obligations to FSA thereunder and that FSA may exercise all rights of the GIC Issuers hereunder and in relation to the GIC Issuers’ Lien.

SECTION 2.4                 Amendments.

With respect to the First Credit Agreement, the Lenders agree with FSA and the GIC Issuers that the Lenders shall not enter into any amendment, modification or supplement to the First Credit Agreement or the Letter Agreement dated August 5, 2008 between DCL, FSA and FSAM without the prior written consent of FSA and the GIC Issuers, which consent shall not be unreasonably withheld or delayed.  With respect to the Second Credit Agreement, DCL agrees with FSA and the GIC Issuers that DCL shall not enter into any amendment, modification or supplement to the Second Credit Agreement or the Letter Agreement dated February 20, 2009 between DCL and FSAM without the prior written consent of FSA and the GIC Issuers, which consent shall not be unreasonably withheld or delayed.   FSA and the GIC Issuers each agree with the Lenders that they shall not enter into any amendment, modification or supplement to the FSAM Insurance Agreement, the FSA Capital Markets Insurance Agreement, the FSA Capital Management Insurance Agreement, the Master Notes or the Master Agreements without the prior written consent of the Lenders, which consent shall not be unreasonably withheld or delayed.

The parties agree that the FSAM Insurance Agreement, the FSA Capital Markets Insurance Agreement, the FSA Capital Management Insurance Agreement, the Master Notes and the Master Agreements shall be amended as and to the extent deemed necessary or advisable to reflect the terms of this Agreement and the cancellation of the FSA policies under the Release and Termination Agreement dated February 20, 2009 among FSA, FSAM, FSA Capital Markets and FSA Capital Management.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

Each of the Lenders, the GIC Issuers, FSA and FSAM represents and warrants as to itself as of the date hereof that:

SECTION 3.1.                Due Organization and Qualification. Such party is duly organized and validly existing under the jurisdiction of its organization, and is duly qualified to do business, is in good standing and has obtained all necessary licenses, permits, charters, registrations and approvals necessary for the performance of its obligations under this Agreement.

SECTION 3.2.                Due Authorization.  The execution, delivery and performance of this Agreement have been duly authorized by such party and do not require any additional approvals or consents or other action by or any notice to or filing with any Person, including, without limitation, any governmental entity.

SECTION 3.3.                Noncontravention.  Neither the execution and delivery of this Agreement by such party, the consummation of the transactions contemplated thereby nor the satisfaction of the terms and conditions of this Agreement,

(a)           conflicts with or results in any breach or violation of any provision of such party’s organization or constitutional documents or any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award currently in effect having applicability to such party or any of its properties, including regulations issued by an administrative agency or other governmental authority having supervisory powers over such party; or

(b)           constitutes a default by such party under or a breach of any provision of any loan agreement, mortgage, indenture or other agreement or instrument to which such party is a party or by which it or any of its properties is or may be bound or affected.

SECTION 3.4.                Valid and Binding Obligations.  This Agreement, when executed and delivered by such party, will constitute the legal, valid and binding obligation of such party, enforceable in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally.

ARTICLE IV

SECURITY INTEREST PROVISIONS

SECTION 4.1.                Financing Statement.  FSAM shall do all such acts, and shall execute and deliver to the GIC Issuers and the Security Agent all such financing statements, certificates, instruments and other documents and shall do and perform or cause to be done all matters and such other things necessary or expedient to be done as the GIC Issuers and the Security Agent may reasonably request from time to time in order to give full effect to this Agreement and for the purpose of effectively perfecting, maintaining, preserving and enforcing the GIC Issuers’ and the Security Agent’s security interests in the Collateral and the benefits intended to be granted to the GIC Issuers and the Security Agent hereunder.  To the extent permitted by applicable law, FSAM hereby authorizes the GIC Issuers and the Security Agent to file, in the name of FSAM or otherwise, Uniform Commercial Code financing statements, including continuation statements, which the GIC Issuers or the Security Agent in its sole discretion may deem necessary or appropriate.

SECTION 4.2.                Account Control Agreement.

(a)           The Bank of New York Mellon (f/k/a “The Bank of New York”) (the “Account Bank”) has established an account in the name “FSA Asset Management LLC” (such account and any successor account, the “Securities Account”).  The Account Bank, FSAM and FSA are parties to a securities account control agreement dated as of July 31, 2003 (the “Existing Control Agreement”) that among other things evidences FSA’s “control” (within the meaning of Section 8-106(d)(2) of the UCC) with respect to the “security entitlements” (within the meaning of the UCC) in the Securities Account.

(b)           FSA hereby acknowledges that, to the extent that it holds, or a third party holds on its behalf, physical possession of or control or as bailee over the Securities Account, the security entitlements therein or any other Collateral, such possession, control or bailment is also for the benefit of the GIC Issuers, the Security Agent, and the Lenders solely to the extent required to perfect their security interests in the Securities Account, the security entitlements therein and such other Collateral.  Nothing in the preceding sentence shall be construed to impose any duty on FSA (or any third party acting on its behalf) with respect to the Securities Account, security entitlements and other Collateral.  The provisions of this Agreement are intended solely to govern the respective priorities as between the FSA Liens, the GIC Issuers’ Lien, the First Credit Agreement Lien and the Second Credit Agreement Lien and shall not impose on FSA any obligations in respect of the disposition of any assets in the Securities Account, any security entitlements therein or any other Collateral.

(c)           FSAM, FSA, the GIC Issuers and the Security Agent, on behalf of the Lenders with respect to the First Credit Agreement and on behalf of DCL with respect to the Second Credit Agreement, each agree to use their commercially reasonable efforts, as soon as practicable after the date of this Agreement, either to (i) enter into a custodial and securities account control arrangement with the Account Bank or any successor thereto as FSAM’s regular custodian, or (ii) amend and restate the Existing Control Agreement with the Account Bank to reflect the agreements among such parties set forth herein and the respective priorities as between the FSA Liens, the GIC Issuers’ Lien, the First Credit Agreement Lien and the Second Credit Agreement Lien.  The Existing Control Agreement prior to any amendment thereto, any such new custodial and securities account control arrangement, or any such amendment and restatement of the Existing Control Agreement shall hereafter be referred to as the “Securities Account Control Agreement”.  The Securities Account Control Agreement shall include, without limitation, a covenant that in the event that the Senior Lien Release Date has occurred but any of the Lender Obligations remain outstanding, that FSA shall assign “control” (within the meaning of Section 8-106(d)(2) of the UCC) over the Securities Account to the Security Agent, on behalf of the Lenders.

(d)           For the avoidance of doubt, unless the Senior Lien Release Date has occurred and an Event of Default under either Credit Agreement has occurred and is continuing, the Security Agent agrees that FSAM shall be entitled to instruct the sale or transfer from the Securities Account of such Collateral as FSAM may determine necessary for any of the Intended Uses.

SECTION 4.3.                Security Interest Representations and Warranties.  FSAM represents, warrants and agrees that:

(a)           This Agreement creates a valid and continuing security interest (as defined in the UCC) in the Collateral in favor of (i) with respect to the Master Notes and the Master Agreements, the GIC Issuers, which security interest is prior to all other Liens except for any Collateral Posting Lien and any Account Bank Lien, to which it is subordinate, and the FSA Liens, with which it is pari passu, (ii) with respect to the First Credit Agreement, the Security Agent, on behalf of the Lenders, which security interest is prior to all other Liens (except for any Collateral Posting Lien, any Account Bank Lien, the FSA Liens and the GIC Issuers’ Lien) and (iii) with respect to the Second Credit Agreement, the Security Agent, on behalf of DCL, which security interest is prior to all other Liens (except for any Collateral Posting Lien, any Account Bank Lien, the FSA Liens, the GIC Issuers’ Lien and the First Credit Agreement Lien), and is enforceable as such as against creditors of and purchasers from FSAM.  The security interest of the GIC Issuers in the Collateral shall, until payment in full of the obligations and indebtedness secured thereby hereunder and termination of this Agreement with respect thereto, be a perfected security interest in the Collateral, senior to all other security interests in the Collateral, except for any Collateral Posting Lien and any Account Bank Lien, to which it is subordinate, and the FSA Liens, with which it is pari passu.  The security interest of the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL, with respect to the Second Credit Agreement, in the Collateral shall, until payment in full of the obligations and indebtedness secured thereby hereunder and termination of this Agreement with respect thereto, be a perfected security interest in the Collateral, senior to all other security interests in the Collateral, except for (i) in the case of the First Credit Agreement, any Collateral Posting Lien, Account Bank Lien, the FSA Liens and the GIC Issuers’ Lien, and (ii) in the case of Second Credit Agreement, any Collateral Posting Lien, Account Bank Lien, the FSA Liens, the GIC Issuers’ Lien and the First Credit Agreement Lien.

(b)           FSAM owns the Collateral free and clear of any lien, claim or encumbrance of any Person other than the FSA Liens, the GIC Issuers’ Lien, the Lenders’ Liens or any Permitted Lien.

(c)           FSAM has caused or will have caused, as soon as reasonably practicable but in any event within 10 days of this Agreement, the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in the Collateral granted hereunder to the GIC Issuers and to the Security Agent (on behalf of the Lenders in the case of the First Credit Agreement, or DCL in the case of the Second Credit Agreement).  In each case, FSAM shall provide a copy of each such financing statement, with filing numbers noted thereon, to the GIC Issuers and the Security Agent, as applicable.

(d)           Other than the FSA Liens, the GIC Issuers’ Lien, any Permitted Lien and the Lenders’ Liens, FSAM has not pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Collateral.  FSAM has not authorized the filing of and is not aware of any financing statements against FSAM that include a description of the Collateral, including those financing statements that have been terminated, other than any financing statement relating to the FSA Liens, the GIC Issuers’ Lien, any Permitted Lien and the Lenders’ Liens.

(e)           None of the “instruments” (as defined in the UCC) that constitute or evidence the Collateral has any marks or notations indicating that they have been pledged, assigned or otherwise conveyed to any Person other than to FSA, the GIC Issuers, the Security Agent (on behalf of the Lenders in the case of the First Credit Agreement, or DCL in the case of the Second Credit Agreement), or in connection with any Permitted Lien.

(f)            FSAM has received all consents and approvals required by the terms of the Collateral to the transfer to the GIC Issuers and the Security Agent (on behalf of the Lenders in the case of the First Credit Agreement, or DCL in the case of the Second Credit Agreement), its interest and rights in the Collateral hereunder.

(g)           FSAM has not consented to the Account Bank’s complying with the entitlement orders or other instructions of any Person other than FSA, the GIC Issuers and the Security Agent (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, as applicable, in connection with the Securities Account.  All of the Collateral consisting of “security entitlements” (within the meaning of the UCC) and “financial assets” (within the meaning of the UCC) has been credited to the Securities Account.  The securities intermediary for the Securities Account has agreed to treat all “Collateral” (for this purpose as such term is defined in the Existing Control Agreement) credited to the Securities Account as “financial assets” (within the meaning of the UCC).  The Securities

Account is a “securities account” (within the meaning of the UCC).  FSAM acknowledges that the Account Bank as securities intermediary has agreed, or will agree, upon execution of the Securities Account Control Agreement pursuant to Section 4.2, to comply with all instructions originated by either FSA or the GIC Issuers or (in the event the Senior Lien Release Date has occurred) the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, as applicable, relating to the Securities Account, without further consent by FSAM.

(h)           The Collateral consists of (1) “instruments” (within the meaning of the UCC), (2) “accounts” (within the meaning of the UCC), (3) “general intangibles” (within the meaning of the UCC), (4) “security entitlements” (within the meaning of the UCC), (5) “securities accounts” (within the meaning of the UCC), (6) “deposit accounts” (within the meaning of the UCC) or (7) “financial assets” (within the meaning of the UCC).

(i)            With respect to any sale of Collateral by FSAM from time to time, the amount of consideration being received by FSAM from the purchaser of such Collateral constitutes reasonably equivalent value and fair consideration for FSAM’s interest in the Collateral.

(j)            Each of the foregoing representations: (i) shall also be deemed made and repeated by FSAM, as applicable, for purposes of Sections 2.02(a) and 3.01 of each Credit Agreement as of the date of the relevant loan and (ii) shall, as applicable, be deemed repeated each time new assets become part of the Collateral.

SECTION 4.4.                Further Assurances. At any time and from time to time, upon the written request of FSA, a GIC Issuer or a Lender, and at the sole expense of FSAM, FSAM will promptly and duly execute and deliver, or will promptly cause to be executed and delivered, such further instruments and documents and take such further action as FSA, a GIC Issuer or Lender may reasonably request for the purpose of obtaining or preserving the full benefits of this Article IV and of the rights and powers herein granted, including, without limitation, the execution and delivery of deposit account control agreements and the filing of any financing or continuation statements under the Uniform Commercial Code in effect in any jurisdiction with respect to the Liens created hereby.  FSAM also hereby authorizes FSA, each GIC Issuer and the Security Agent to file any such financing or continuation statement without the signature of FSAM to the extent permitted by applicable law.  A carbon, photographic or other reproduction of this Agreement shall be sufficient as a financing statement for filing in any jurisdiction.  The Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, and each Lender covenants with FSA and the GIC Issuers that such party will not file any such financing statement until after FSA and the GIC Issuers confirm the filing of a financing statement perfecting FSA’s and the GIC Issuers’ pari passu security interests in the Collateral not previously perfected under the Existing Control Agreement.

SECTION 4.5.                Release of Security Interest.

(a)           Upon termination of the Master Notes and Master Agreements and repayment to the GIC Issuers of all amounts owed by FSAM thereunder and the performance by FSAM of all obligations thereunder, the GIC Issuers shall release their security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the GIC Issuer Obligations is rescinded or must otherwise be restored or returned by a GIC Issuer upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FSAM, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for FSAM or any substantial part of its property, or otherwise, the Master Notes and Master Agreements, all rights thereunder and the GIC Issuers’ Lien created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.  The GIC Issuers shall be authorized to take any action and make any filings necessary or desirable to continue or reinstate such GIC Issuers’ Lien.

(b)           Upon termination of the Lender Agreements and repayment to the Lenders of all amounts owed by FSAM under the Credit Agreements and the performance of all obligations under the Lender Agreements, the Security Agent, on behalf of the Lenders with respect to the First Credit Agreement and on behalf of DCL with respect to the Second Credit Agreement, shall release its security interest in any remaining Collateral; provided that if any payment, or any part thereof, of any of the Lender Obligations is rescinded or must otherwise be restored or returned by a Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of FSAM, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or a trustee or similar officer for FSAM or any substantial part of its property, or otherwise, the Lender Agreements, all rights thereunder and the Lenders’ Liens created hereby shall continue to be effective, or be reinstated, as though such payments had not been made.  The Security Agent shall be authorized to take any action and make any filings necessary or desirable to continue or reinstate such Lenders’ Liens.

(c)           So long as no Event of Default under either Credit Agreement has occurred and is continuing, no Senior Lien Release Date has occurred and no “Notice of Sole Control” (as such term is defined in the Securities Account Control Agreement) has been delivered by the Security Agent, the Lenders’ Liens in any Collateral sold by FSAM from time to time in accordance with the Lender Agreements, the Master Notes and the Master Agreements, and the FSAM Insurance Agreement for one or more of the Intended Uses shall be deemed released without the need for further action or consent by the Security Agent at the same time as the FSA Liens and the GIC Issuers’ Lien in such Collateral are released in connection with such sale by FSAM (provided that the existence of a Permitted Lien shall result in the subordination of the Lenders’ Liens, the FSA Liens and the GIC Issuers’ Lien in accordance with Section 5.1 but not the release of such Liens).

SECTION 4.6.                Changes in Locations, Name, etc. FSAM shall not (i) change the location of its chief executive office/chief place of business from that specified in the Lender Agreements, (ii) change its name, identity or corporate structure (or the equivalent) or change the location where it maintains its records with respect to the Collateral or (iii) reorganize or reincorporate under the laws of any other jurisdiction, unless it shall have given FSA, the GIC Issuers and the Security Agent at least 30 days prior written notice thereof and shall have delivered to FSA, the GIC Issuers and the Security Agent all Uniform Commercial Code financing statements and amendments thereto as FSA, the GIC Issuers and the Security Agent shall request and taken all other reasonable actions deemed necessary or desirable by FSA, the GIC Issuers and the Security Agent to continue FSA, the GIC Issuers’ and the Security Agent’s perfected statuses in the Collateral with the same or better priorities.

ARTICLE V

SUBORDINATION; REMEDIES

SECTION 5.1.                Subordination to Permitted Liens.

The Lenders, FSA, the GIC Issuers and FSAM agree that the Lenders’ Liens, the GIC Issuer’s Lien and the FSA Liens, including any right or security of any party arising in connection with a Collateral Posting Lien, shall be expressly made subordinate and junior in priority and right of enforcement to any Permitted Lien.

SECTION 5.2                 Subordination of Lenders’ Liens.

(a)           Irrespective of anything contained in any Lender Agreement, the Master Notes, the Master Agreements, the FSAM Insurance Agreement, the FSA Capital Management Insurance Agreement or the FSA Capital Markets Insurance Agreement, so long as any Senior Secured Obligations are outstanding, the Lenders agree that the security interest created in favor of the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, under this Agreement, is hereby expressly made subordinate and junior in priority and right of enforcement to the security interest in the Collateral to the extent for the benefit of FSA and the GIC Issuers now existing and arising in the future securing the Senior Secured Obligations.

(b)           Following receipt of notice of an Event of Default (as defined in the FSAM Insurance Agreement) from FSA or of notice of an Event of Default (as defined in the Master Notes or Master Agreements) from either of the GIC Issuers and prior to the Senior Lien Release Date, each of the Lenders agrees that it shall not exercise any rights, remedies or powers with respect to the Collateral granted to it under this Agreement, as a secured party or otherwise, without the prior written consent of FSA and the GIC Issuers.

(c)           From and after any Event of Default under the FSAM Insurance Agreement or the Master Notes or Master Agreements, all collections, payments, sale proceeds realized on disposition or other proceeds of the Collateral shall be applied in the following order:  (i) to the payment of due and unpaid fees and expenses of the Account Bank, (ii) pro rata to (a) the payment of all obligations of FSAM to FSA under the FSAM Insurance Agreement, and (b) the payment of all unpaid principal or interest in respect of the Master Notes or repurchase price in respect of the Master Agreements, provided that such payment is applied on the same Business Day to the payment of  a corresponding amount of unpaid principal and interest in respect of the GICs, (iii) following the final payment of all amounts owed under the FSAM Insurance Agreement and the Master Notes and the Master Agreements, to the payment of any and all unpaid principal or interest, commitment fees, or other amounts due and payable in respect of  the First Credit Agreement, (iv) following the final payment of all amounts owed under the First Credit Agreement, to the payment of any and all unpaid principal or interest, commitment fees, or other amounts due and payable in respect of  the Second Credit Agreement, and (v) after occurrence of the dates referred to in (i), (ii), (iii) and (iv), to FSAM; provided, that the provisions of this Section 5.2(c) shall not limit the right of FSAM to use any such proceeds of the Collateral or any borrowings made under either Credit Agreement for any of the Intended Uses.

(d)           If at any time following notice of an Event of Default under the FSAM Insurance Agreement, the Master Notes or the Master Agreements, the Lenders shall have received any payment or distribution (whether voluntary, involuntary, through the exercise of any rights of set-off, or otherwise, and whether in cash, property or securities) in excess of the payments or distributions the Lenders would have received through the operation of 5.2(c) (such excess payments or distributions being referred to as “Excess Payments”), then the Lenders shall hold such Excess Payments in trust for the benefit of FSA and the GIC Issuers, and shall promptly pay over such Excess Payments in the form received (duly endorsed, if necessary, to FSA) to FSA, for distribution by FSA pursuant to Section 5.2(c).

(e)           Upon release by FSA of the security interest in all Collateral pursuant to the terms of the FSAM Insurance Agreement and by the GIC Issuers of the GIC Issuers’ Lien, either (i) FSA shall transfer and assign “control” (as defined under the UCC) of the Securities Account under the Securities Account Control Agreement to the Security Agent or (ii) FSA shall terminate the Securities Account Control Agreement in accordance with the terms thereunder and the Security Agent and the Account Bank may enter into a new securities account control agreement giving the Security Agent “control” (as defined under the UCC) of the Securities Account.

SECTION 5.3                 Effectiveness of Subordination. The subordinations, agreements and priorities set forth in this Agreement shall remain in full force and effect, regardless of whether any Person in the future seeks to rescind, amend, terminate or reform, by litigation or otherwise, its respective agreements with FSAM.

SECTION 5.4                   Obligations Absolute. Nothing herein shall impair, as between FSAM, on the one hand, and FSA, on the other hand, the obligations of FSAM, which are irrevocable, unconditional and absolute, to pay to FSA the amounts due under the FSAM Insurance Agreement from time to time.  Nothing herein shall impair, as between FSAM, on the one hand, and the GIC Issuers, on the other hand, the obligations of FSAM, which are irrevocable, unconditional and absolute, to pay to the GIC Issuers the amounts due under the Master Notes and Master Agreements from time to time.

SECTION 5.5                 Lender Remedies.  The provisions of this Section 5.5 are subject to the provisions of Section 2.3 hereof.  If any Event of Default under either Credit Agreement shall occur and be continuing, the Security Agent may exercise, in addition to all other rights and remedies granted to it under this Agreement and each Credit Agreement and in any other instrument or agreement securing, evidencing or relating to the Lender Obligations, all rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, the Security Agent may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon FSAM or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the Security Agent’s option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the Security Agent or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Security Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in FSAM, which right or equity is hereby waived or released. The Security Agent may, on one or more occasions, postpone or adjourn any such sale by public announcement at the time of such sale. The Security Agent shall give FSAM prior or concurrent notice of any such postponement or adjournment.  FSAM further agrees, at the Security Agent’s request, to assemble the Collateral and make it available to the Security Agent at places which the Security Agent shall reasonably select, whether at FSAM’s premises or elsewhere. The Security Agent shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Security Agent hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Lender Obligations, in such order as the Security Agent may elect, and only after such application and after the payment by the Lenders of any other amount required or permitted by any provision of law, including without limitation the Uniform Commercial Code, need the Security Agent account for the surplus, if any, to FSA, the GIC Issuers or FSAM.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  FSAM shall remain liable for any deficiency (plus accrued interest thereon in accordance with the terms of the Lender Agreements) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the Lender Obligations and the fees and disbursements of any attorneys employed by the Security Agent to collect such deficiency.

SECTION 5.6                 GIC Issuer Remedies.  The provisions of this Section 5.6 are subject to the provisions of Section 2.3 hereof.  If any Event of Default under the Master Notes or the Master Agreements shall occur and be continuing, the GIC Issuers may exercise, in addition to all other rights and remedies granted to it under this Agreement, the Master Notes, the Master Agreements and in any other instrument or agreement securing, evidencing or relating to the Master Notes or the Master Agreements, all rights and remedies of a secured party under the Uniform Commercial Code.  Without limiting the generality of the foregoing, the GIC Issuers may without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon FSAM or any other Person (each and all of which demands, presentments, protests, advertisements and notices are hereby waived), in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell (on a servicing released basis, at the GIC Issuers’ option), lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels or as an entirety at public or private sale or sales, at any exchange, broker’s board or office of the GIC Issuers or elsewhere upon such terms and conditions as they may deem advisable and at such prices as they may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The GIC Issuers shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in FSAM, which right or equity is hereby waived or released. The GIC Issuers may, on one or more occasions, postpone or adjourn any such sale by public announcement at the time of such sale. The GIC Issuers shall give FSAM prior or concurrent notice of any such postponement or adjournment.  FSAM further agrees, at the GIC Issuers’ request, to assemble the Collateral and make it available to the GIC Issuers at places which the GIC Issuers shall reasonably select, whether at FSAM’s premises or elsewhere. The GIC Issuers shall apply the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the GIC Issuers hereunder, including without limitation reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the GIC Issuer Obligations, in such order as the GIC Issuers may elect, and only after such application and after the payment by the GIC Issuers of any other amount required or permitted by any provision of law, including without limitation the Uniform Commercial Code, need the GIC Issuers account for the surplus, if any, to FSA or FSAM.  If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.  FSAM shall remain liable for any deficiency (plus accrued interest thereon in accordance with the terms of the Master Notes and the Master Agreements) if the proceeds of any sale or other disposition of the Collateral are insufficient to pay the GIC Issuer Obligations and the fees and disbursements of any attorneys employed by the GIC Issuers to collect such deficiency.

SECTION 5.7                 Right to Initiate Judicial Proceedings, etc. The provisions of this Section 5.7 are subject to the provisions of Section 2.3 hereof.  The GIC Issuers and the Security Agent shall have the right and power to institute and maintain such suits and proceedings as they may deem appropriate to protect and enforce the rights vested in (i) the GIC Issuers, in the case of the Master Notes and Master Agreements, and (ii) the Lenders under the Lender Agreements.  From and after the occurrence of an Event of Default (as defined under a Master Note or Master Agreement) the GIC Issuers may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all, or from time to time any, of the Collateral under the judgment or decree of a court of competent jurisdiction.  From and after the occurrence of an Event of Default (as defined under a Credit Agreement) the Security Agent may, either after entry or without entry, proceed by suit or suits at law or in equity to enforce such rights and to foreclose upon the Collateral and to sell all, or from time to time any, of the Collateral under the judgment or decree of a court of competent jurisdiction.

SECTION 5.8                 Remedies Not Exclusive. The provisions of this Section 5.8 are subject to the provisions of Section 2.3 hereof. (a) No remedy conferred upon or reserved to the GIC Issuers, the Security Agent or the Lenders herein is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or now or hereafter existing at law or in equity or by statute.

(b)           No delay by or omission of the GIC Issuers, the Security Agent or the Lenders to exercise any right, remedy or power accruing upon the occurrence and continuance of any Event of Default under the Master Notes or Master Agreements or under the Lender Agreements, as applicable, shall impair any such right, remedy or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and every right, power and remedy given by this Agreement to the GIC Issuers or the Security Agent may be exercised from time to time and as often as may be deemed expedient by the GIC Issuers subject to the provisions of the Master Notes and the Master Agreements or the

Security Agent subject to the provisions of the Lender Agreements.

(c)           In case the GIC Issuers or the Security Agent shall have proceeded to enforce any right, remedy or power under this Agreement, the Master Notes, the Master Agreements, or any Lender Agreement and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the GIC Issuers, the Security Agent or the Lenders, as applicable, then and in every such case FSAM, the GIC Issuers, the Security Agent, and the Lenders shall, subject to any effect of or determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder with respect to the Collateral and in all other respects, and thereafter all rights, remedies and powers of the GIC Issuers and the Security Agent shall continue as though no such proceeding had been taken.

(d)           All rights of action and rights to assert claims upon or under this Agreement may be enforced by the GIC Issuers or the Security Agent without the possession of this Agreement, the Master Notes, the Master Agreements, the Credit Agreements or any Note issued thereunder, or any other document or “instrument” (within the meaning of the UCC) evidencing any of the GIC Issuer Obligations or Lender Obligations or the production thereof in any trial or other proceeding relative thereto, and any such suit or proceeding instituted by the GIC Issuers or the Security Agent shall, in the case of the GIC Issuers, be brought in the names of the GIC Issuer’s, or in the case of the Security Agent, in its name, and any recovery of judgment shall be held as part of the Collateral.

SECTION 5.9                 Security Agent’s Appointment as Attorney-in-Fact

(a)           FSAM hereby irrevocably constitutes and appoints the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of FSAM, and in the name of FSAM or in its own name, from time to time in their discretion, for the purpose of, carrying out the terms of each Credit Agreement and this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such agreements; provided, that the Security Agent hereby agrees that it shall not exercise its rights under this Section 5.9(a) until (i) the occurrence of the Senior Lien Release Date and (ii) the occurrence and continuation of any Event of Default under either Credit Agreement.  Without limiting the generality of the foregoing, FSAM hereby gives the Security Agent the power and right, on behalf of FSAM, without assent by, but with notice to, FSAM, if the Senior Lien Release Date has occurred and an Event of Default has occurred and is continuing with respect to either Credit Agreement, to do the following:

(i)            in the name of FSAM, or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Security Agent for the purpose of collecting any and all such moneys due under any such insurance or with respect to any other Collateral whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii)                               (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the Security Agent or as the Security Agent shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against FSAM with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the Security Agent may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Security Agent were the absolute owner thereof for all purposes, and to do, at the option of the Security Agent and at FSAM’s expense, at any time, and from time to time, all acts and things that the Security Agent deems necessary to protect, preserve or realize upon the Collateral and the Security Agent’s Liens thereon and to effect the intent of the Lender Agreements, all as fully and effectively as FSAM might do; and

(b)                                 FSAM hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

(c)                                  If the Senior Lien Release Date has occurred and an Event of Default has occurred and is continuing with respect to either Credit Agreement, FSAM also authorizes the Security Agent, at any time and from time to time, to execute, in connection with any sale of Collateral, any endorsements, assignments, stock powers or other instruments of conveyance or transfer with respect to the Collateral.

(d)                                 Notwithstanding the foregoing, the powers conferred on the Security Agent, (i) on behalf of the Lenders with respect to the First Credit Agreement and (ii) on behalf of DCL with respect to the Second Credit Agreement, and its officers and affiliates are solely to protect the Lenders’ interests in the Collateral in order to satisfy the Lender Obligations, shall not be used for any other purpose, and shall not impose any duty upon the Security Agent to exercise any such powers.  Each Lender shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and no Lender nor any of its officers, directors, or employees shall be responsible to FSAM for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(e)                                  All powers, authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

SECTION 5.10                                            GIC Issuers’ Appointment as Attorney-in-Fact

(a)                                  FSAM hereby irrevocably constitutes and appoints the GIC Issuers and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of FSAM, and in the name of FSAM or in their own names, from time to time in their discretion, for the purpose of, carrying out the terms of the Master Notes, Master Agreements and this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of such agreements; provided, that the GIC Issuers hereby agree that they shall not exercise their rights under this Section 5.10(a) until the occurrence and continuation of any Event of Default under either a Master Note or Master Agreement.  Without limiting the generality of the foregoing, FSAM hereby gives the GIC Issuers the power and right, on behalf of FSAM, without assent by, but with notice to, FSAM, if an Event of Default has occurred and is continuing with respect to any Master Note or Master Agreement, to do the following:

(i)                                     in the name of FSAM, or its own name, or otherwise, to take possession of and endorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due with respect to any other Collateral and to file any claim or to take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the GIC Issuers for the purpose of collecting any and all such moneys due under any such insurance or with respect to any other Collateral whenever payable;

(ii)                                  to pay or discharge taxes and Liens levied or placed on or threatened against the Collateral; and

(iii)                               (A) to direct any party liable for any payment under any Collateral to make payment of any and all moneys due or to become due thereunder directly to the GIC Issuers or as the GIC Issuers shall direct; (B) to ask or demand for, collect, receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral; (C) to sign and endorse any invoices, assignments, verifications, notices and other documents in connection with any of the Collateral; (D) to commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any thereof and to enforce any other right in respect of any Collateral; (E) to defend any suit, action or proceeding brought against FSAM with respect to any Collateral; (F) to settle, compromise or adjust any suit, action or proceeding described in clause (E) above and, in connection therewith, to give such discharges or releases as the GIC Issuers may deem appropriate; and (G) generally, to sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the GIC Issuers were the absolute owner thereof for all purposes, and to do, at the option of the GIC Issuers and at FSAM’s expense, at any time, and from time to time, all acts and things that the GIC Issuers deem necessary to protect, preserve or realize upon the Collateral and the

GIC Issuers’ Lien thereon and to effect the intent of the Master Notes and the Master Agreements, all as fully and effectively as FSAM might do; and

 (b)                              FSAM hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof.

(c)                                  If an Event of Default has occurred and is continuing with respect to any Master Note or Master Agreement, FSAM also authorizes the GIC Issuers, at any time and from time to time, to execute, in connection with any sale of Collateral, any endorsements, assignments, stock powers or other instruments of conveyance or transfer with respect to the Collateral.

(d)                                 Notwithstanding the foregoing, the powers conferred on the GIC Issuers and its officers and affiliates are solely to protect the GIC Issuers’ interests in the Collateral in order to satisfy the GIC Issuer Obligations, shall not be used for any other purpose, and shall not impose any duty upon the GIC Issuers to exercise any such powers.  Each GIC Issuer shall be accountable only for amounts that it actually receives as a result of the exercise of such powers, and no GIC Issuer nor any of its officers, directors, or employees shall be responsible to FSAM for any act or failure to act hereunder, except for its own gross negligence or willful misconduct.

(e)                                  All powers, authorizations and agencies herein contained with respect to the Collateral are irrevocable and powers coupled with an interest.

SECTION 5.11                                            Waiver of Certain Rights. FSAM, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including any and all subsequent creditors, vendees, assignees and lienors, expressly waives and releases any, every and all rights to presentment, demand, protest or any notice (to the extent permitted by applicable law and except as specifically provided in this Agreement) of any kind in connection with this Agreement or any Collateral or to have any marshalling of the Collateral upon any sale, whether made under any power of sale granted hereunder or any other agreement or instrument, or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement, any other Lender Agreement or any Master Note or Master Agreement and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety or in lots or otherwise as the GIC Issuers or the Security Agent may determine or be directed hereunder, as applicable.

SECTION 5.12                                            Limitation by Law. All the provisions of this Article V are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered, or filed under the provisions of any applicable law.

ARTICLE VI

 MISCELLANEOUS PROVISIONS

SECTION 6.1.                                               Binding on Successors, Transferees and Assigns.  This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by each party, and their respective successors, transferees and assigns.

SECTION 6.2.                                               Amendments, etc.  No amendment to, waiver of or consent to departure from the terms of any provision of this Agreement shall be effective unless the same shall be in writing signed by all of the parties hereto and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 6.3.                                               Notices.  All notices and other communications provided for hereunder shall be in writing (including facsimile communication) and mailed or telecopied or delivered by electronic transmission or delivered to it at the address and in the manner set forth in the applicable Lender Agreement, FSAM Insurance Agreement, Master Note or Master Agreement, as applicable.

SECTION 6.4.                                               No Waiver; Remedies.  No failure on the part of a party to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right.  The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 6.5.                                               Captions.  Section captions used in this Agreement are for convenience of reference only, and shall not affect the construction of this Agreement.

SECTION 6.6.                                               Severability.  Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

SECTION 6.7.                                               Governing Law, Entire Agreement, etc.  THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).  THIS AGREEMENT CONSTITUTES THE ENTIRE UNDERSTANDING AMONG THE PARTIES HERETO WITH RESPECT TO THE SUBJECT MATTER HEREOF AND SUPERSEDES ANY PRIOR AGREEMENTS, WRITTEN OR ORAL, WITH RESPECT THERETO. THE “SECURITIES INTERMEDIARY’S JURISDICTION” AND THE “BANK’S JURISDICTION” UNDER THE SECURITIES ACCOUNT CONTROL AGREEMENT SHALL BE THE STATE OF NEW YORK, AND, ACCORDINGLY, THE PARTIES’ RIGHTS AND OBLIGATIONS CONCERNING THE SECURITIES ACCOUNT AND ALL FINANCIAL ASSETS CREDITED THERETO AND CASH THEREIN SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6.8.                                               Forum Selection and Consent to Jurisdiction.  ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF THE PARTIES

SHALL BE BROUGHT AND MAINTAINED IN THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK.  EACH PARTY HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK, NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK FOR THE PURPOSE OF ANY SUCH LITIGATION AND IRREVOCABLY AGREES TO BE BOUND BY ANY JUDGMENT RENDERED THEREBY IN CONNECTION WITH SUCH LITIGATION.  EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR OUTSIDE OF THE STATE OF NEW YORK.  EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY HAVE OR HEREAFTER MAY HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.  TO THE EXTENT THAT ANY PARTY HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, SUCH PARTY HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS AGREEMENT.

SECTION 6.9.                                               Waiver of Jury Trial.  EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN) OR ACTIONS OF EITHER PARTY.  EACH PARTY ACKNOWLEDGES AND AGREES THAT IT HAS RECEIVED FULL AND SUFFICIENT CONSIDERATION FOR THIS PROVISION.

SECTION 6.10.                                         Counterparts.  This Agreement may be executed by the parties hereto in several counterparts, each of which shall be deemed to be an original and all of which shall constitute together but one and the same agreement.

SECTION 6.11.                                         Third Party Beneficiaries.  Nothing in this Agreement shall confer any right, remedy or claim, express or implied, upon any person other than the parties hereto, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the parties hereto and their successors and permitted assigns

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by its officer thereunto as of the date first written above.

DEXIA CRÉDIT LOCAL		FINANCIAL SECURITY ASSURANCE INC.

By:	/s/ Pascal Poupelle
Name:	Pascal Poupelle	By:	/s/ Robert P. Cochran
Title:	Chief Executive Officer	Title:	Chairman & CEO

DEXIA BANK BELGIUM S.A.		FSA ASSET MANAGEMENT LLC

By:	/s/ Ann De Roeck	By:	/s/ Guy Cools
Name:	Ann De Roeck	Title:	Managing Director
Title:	Secretary General, Member of the Management Board

By:	/s/ Christine Vanderveeren
Name:	Christine Vanderveeren
Title:	Director, Legal Department

FSA CAPITAL MANAGEMENT SERVICES LLC		FSA CAPITAL MARKETS SERVICES LCC

By:	/s/ Guy Cools	By:	/s/ Guy Cools
Title:	Managing Director	Title:	Managing Director